Exhibit 99.1

Encore Capital Group, Inc. Prices $100 Million Convertible Senior Notes Offering

SAN DIEGO, September 5, 2019 (GLOBE NEWSWIRE) -- Encore Capital Group, Inc. (Nasdaq: ECPG) (“Encore”) today announced the pricing of its offering of $100,000,000 aggregate principal amount of 3.25% convertible senior notes due 2025 (the “notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Encore also granted the initial purchasers of the notes a 30-day option to purchase up to an additional $15,000,000 aggregate principal amount of notes solely to cover over-allotments, if any.

The notes will be senior, unsecured obligations of Encore, and will be fully and unconditionally guaranteed on a senior unsecured basis by Midland Credit Management, Inc., a wholly owned subsidiary of Encore, until such time as Midland Credit Management, Inc. is no longer a guarantor under any of Encore’s other convertible senior notes and has no convertible senior notes outstanding of its own (at which time, such guarantor’s guarantee of the notes will be automatically released). The notes will accrue interest at a rate of 3.25% per annum, payable semi-annually in arrears on April 1 and October 1 of each year, beginning on April 1, 2020. The notes will mature on October 1, 2025, unless earlier repurchased or redeemed by Encore or converted. Before July 1, 2025, noteholders will have the right to convert their notes only upon the occurrence of certain events. From and after July 1, 2025, noteholders may convert their notes at any time until the close of business on the second scheduled trading day immediately before the maturity date. Encore will settle any conversions by paying or delivering, as applicable, cash, shares of its common stock or a combination of cash and shares of its common stock, at Encore’s election. The initial conversion rate is 25.0000 shares of common stock per $1,000 principal amount of notes, which is equivalent to an initial conversion price of $40.00 per share of common stock. The initial conversion price represents a premium of 25.0% over the last reported sale of $32.00 per share of Encore’s common stock on September 4, 2019. The conversion rate will be subject to adjustment upon the occurrence of certain events.

The notes will be redeemable, in whole or in part, for cash at Encore’s option at any time, and from time to time, on or after October 5, 2022 and on or before the 40th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of Encore’s common stock exceeds 130% of the conversion price for a specified period of time. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If a “fundamental change” (as defined in the indenture for the notes) occurs, then, subject to a limited exception, holders of the notes may require Encore to repurchase all or part of their notes for cash. The repurchase price will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the applicable repurchase date.

Encore estimates that the net proceeds from the offering will be approximately $97.1 million (or approximately $111.8 million if the initial purchasers fully exercise their over-allotment option), after deducting the initial purchasers’ discounts and commissions and estimated fees and expenses. Encore expects to use a portion of the net proceeds from this offering to repurchase, in separate privately negotiated transactions, approximately $83.1 million aggregate principal amount of its 3.00% Convertible Senior Notes due 2020 (“2020 Convertible Notes”) for approximately $85.0 million, including accrued and unpaid interest. Such repurchases (including any related market activity by holders of the 2020 Convertible Notes and/or the existing option counterparties described below) could affect the market price of Encore’s common stock or the value of the notes.

Encore expects that holders of the 2020 Convertible Notes who sell or exchange their 2020 Convertible Notes in negotiated repurchase transactions with Encore will unwind various derivative transactions with respect to Encore’s common stock and/or purchase shares of Encore’s common stock in the market to unwind their existing hedge positions in connection with the 2020 Convertible Notes. The above repurchase transactions could have the effect of raising or maintaining the market price of Encore’s common stock above the level that would otherwise have prevailed, or preventing or slowing a decline in the market price of Encore’s common stock.

Encore expects certain purchasers of the notes, including holders of the 2020 Convertible Notes that purchase notes at the time of the above repurchase transactions, to sell shares of Encore’s common stock in the market and/or enter into various derivatives transactions with respect to shares of Encore’s common stock. This activity could have the effect of decreasing (or reducing the size of any increase in) the market price of Encore’s common stock below the level that would otherwise have prevailed.

In connection with issuing the 2020 Convertible Notes, Encore entered into certain capped call option transactions with certain financial institutions (the “existing option counterparties”). In connection with the repurchases of the 2020 Convertible Notes described above, Encore has entered into agreements with the existing option counterparties to terminate a portion of such existing capped call option transactions in a notional amount corresponding to the amount of the 2020 Convertible Notes repurchased. In connection with any termination of such existing capped call option transactions and the related unwinding of the existing option counterparties’ existing hedge positions with respect to such transactions, the existing option counterparties and/or their respective affiliates may sell shares of Encore’s common stock in secondary market transactions, and/or unwind various derivative transactions with respect to Encore’s common stock. This activity could decrease (or reduce the size of any increase in) the market price of Encore’s common stock at that time and could decrease (or reduce the size of any increase in) the market value of the notes. In connection with these transactions, Encore may make or receive payments and/or deliveries of shares of Encore’s common stock in amounts that depend on the market price of Encore’s common stock during the unwind period.

Encore believes that the market activities described above occurred during the course of the day on which Encore priced the offering of the notes, represented a significant portion of the trading in Encore’s common stock on that day and could have reduced the market price of Encore’s common stock and, in turn, the initial conversion price of the notes.

Encore intends to use the remainder of the net proceeds from the offering of notes for general corporate purposes, which may include working capital, capital expenditures or additional acquisitions, or repayment or repurchase of outstanding debt, including Encore’s revolving credit facility and Encore’s other outstanding existing convertible senior notes and exchangeable senior notes.

The offer and sale of the notes and any shares of common stock issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any state securities laws, and the notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the

Securities Act and state securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any shares of common stock issuable upon conversion of the notes, nor will there be any sale of the notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful. Any offer of the securities will be made only by means of a private offering memorandum.

About Encore

Encore is an international specialty finance company that provides debt recovery solutions and other related services across a broad range of financial assets. Through its subsidiaries around the globe, Encore purchases or services portfolios of receivables from major banks, credit unions and utility providers.

Headquartered in San Diego, Encore is a publicly traded Nasdaq Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P Small Cap 600 and the Wilshire 4500.

Forward-Looking Statements

This press release includes forward-looking statements, including statements regarding the completion of the offering and the expected amount and intended use of the net proceeds. Forward-looking statements represent Encore’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are market conditions, the satisfaction of the closing conditions related to the offering and risks relating to Encore’s business, including those described in periodic reports that Encore files from time to time with the U.S. Securities and Exchange Commission. Encore may not consummate the offering described in this press release and, if the offering is consummated, cannot provide any assurances regarding its ability to effectively apply the net proceeds as described above. The forward-looking statements included in this press release speak only as of the date of this press release, and Encore does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.

Contact Information

Bruce Thomas, Investor Relations
(858) 309-6442
bruce.thomas@encorecapital.com